Exhibit 99.1

Regina Dowd	420 Lexington Ave., Suite 835, New York, NY 10170
Account Manager	Telephone: 212-986-4600 Fax: 212-687-7197

August 27, 2018, 4 pm

To:	Chris Hughes, CEO & President, Chairman of the Board of Directors

Since my family no longer owns a majority interest of TSR Common Stock, I believe it is in the best interest of all shareholders that I resign effectively immediately. In so doing, I will be able to devote all of my energy delivering comprehensive and effective account management to our highly valued clientele.

Sincerely,

/s/ Regina M. Dowd
Regina M. Dowd

CC: John Aiello